EXHIBIT 10.6

POST CLOSING AGREEMENT

THIS POST-CLOSING AGREEMENT (“Agreement”) is made as of December 10, 2009, by and between HARDINGE INC., a New York corporation having an address of One Hardinge Drive, Elmira, New York 14902 (“Borrower”), HARDINGE TECHNOLOGY SYSTEMS, INC., a New York corporation having an address of One Hardinge Drive, Elmira, New York 14902 (“Guarantor”), and MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation with banking offices at One M&T Plaza, Buffalo, New York 14240, Attention: Office of General Counsel (“Lender”).

Pursuant to the terms of a certain commitment letter dated November 2, 2009 (“Commitment Letter”), Lender agreed to make a loan to Borrower in the amount of Ten Million and 00/100 Dollars ($10,000,000.00) (the “Loan”).  The Loan will be evidenced by a revolving grid note in the total principal amount of $10,000,000.00 by Borrower to the order of Lender (the “Note”).  The Note is secured by, among other things, a Credit Agreement, a Guaranty, a Negative Pledge Agreement, a General Security Agreement and a Pledge of Securities Agreement, all of even date herewith (collectively with the Note, the “Loan Documents”).

A.           Borrower acknowledges that as part of the consideration for the Loan, Lender has received a pledge of 2/3rds of the stock of Hardinge Holdings GmbH, a foreign subsidiary of Borrower (the “Holding Co.”) (the “Pledge”).  It is the understanding of the parties hereto that other than Hardinge Holdings B.V. and Canadian Hardinge Machine Tool Ltd., both of which are 100% owned by Borrower, all of the stock in Borrower’s foreign subsidiaries is currently directly or indirectly held by Holding Co.

B.             Borrower and Guarantor acknowledge that Lender and its counsel are requiring certain items that have not been provided as of the closing date.

C.             Borrower acknowledges and agrees that Lender will not make the Loan in the absence of this Agreement.

NOW, THEREFORE, for and in consideration of Lender making the Loan to Borrower and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.               The above recitals are true and correct and are incorporated herein by reference.

2.               Borrower agrees to obtain an opinion letter from New York counsel regarding the authority and enforcement of the Pledge by Borrower (the “New York Opinion”).  Borrower also agrees to obtain an opinion letter from its Swiss counsel opining as to the authority and enforceability of the Pledge by Holding Co. relative to the foreign stock or assets of Holding Co. (the “Swiss Opinion”).  Both the New York Opinion and the Swiss Opinion are to be substantially the same as the prior opinions on the same subject delivered to Lender in connection with the $10,000,000 Term Loan dated March 16, 2009.

3.               Borrower shall provide the items in Paragraph 2 above within thirty (30) days of the date hereof.

4.               Borrower shall pay any and all expenses related to any post-closing items contained in this Agreement, including, but not limited to, expenses incurred in complying with the provisions herein and any Lender’s counsel fees for services rendered in connection with this Agreement incurred after December 10, 2009.

5.               Event of Default.  Borrower’s and Guarantor’s failure to perform their obligations by the dates stated herein shall be an Event of Default under the Loan Documents.

IN WITNESS WHEREOF, the parties below have entered into this Agreement as of the day and year first above written.

BORROWER:

HARDINGE INC.

By:	/S/ EDWARD J. GAIO
	Name:	Edward J. Gaio
	Title:	Chief Financial Officer

GUARANTOR:

HARDINGE TECHNOLOGY SYSTEMS, INC.

By:	/S/ RICHARD L. SIMONS
	Name:	Richard L. Simons
	Title:	President

LENDER:

MANUFACTURERS AND TRADERS TRUST COMPANY

By:	/S/ SUSAN A. BURTIS
	Name:	Susan A. Burtis
	Title:	Vice President